UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 7, 2011

InsWeb Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-26083 (Commission File Number)	94-3220749 (I.R.S. Employer Identification No.)

10850 Gold Center Dr, Suite 250 Rancho Cordova, California 95670 (Address of principal executive offices including zip code)

(916) 853-3300 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into Material Definitive Agreement.

On October 10, 2011, we entered into an Asset Purchase Agreement with Bankrate, Inc.  The Asset Purchase Agreement provides for the sale of substantially all of the assets relating to our insurance lead generation and marketing business.  Under the terms of the Asset Purchase Agreement, Bankrate has agreed to pay $65 million in cash for the assets, subject to certain adjustments, and to assume certain liabilities of InsWeb, as described in the Asset Purchase Agreement.  Following the closing, we will retain a portfolio of e-commerce and online insurance distribution patents.

The transaction is subject to various closing conditions, including the receipt of regulatory approvals and the approval of our stockholders.  The transaction is not subject to a financing condition.  Our board of directors has unanimously recommended that our stockholders approve the transaction.  Hussein Enan, our Chairman and Chief Executive Officer, and various funds managed by Osmium Capital Partners, which, together with Mr. Enan, collectively own approximately 40% of our outstanding shares on the date hereof, have entered into Voting and Support Agreements with Bankrate which obligate them to vote in favor of the transaction and against other acquisition proposals.  Mr. Enan, who holds approximately 24% of our outstanding shares on the date hereof, has agreed that he will not, among other things, sell, transfer, assign, tender in any tender or exchange offer, or otherwise dispose of any of his shares or, with limited exceptions, exercise any stock options for our shares. The transaction is expected to close by the end of 2011.

The Asset Purchase Agreement contains customary representations and warranties of the parties. The statements set forth in those representations and warranties are made solely for purposes of the Asset Purchase Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with the negotiated terms of the Asset Purchase Agreement.  Moreover, some of those representations and warranties may have only been true at a certain date, may be subject to a contractual standard of materiality or may have been used for purposes of allocating risk between us and Bankrate rather than establishing matters of fact.  Our stockholders are not third party beneficiaries under the Asset Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of our company or of Bankrate.

The Asset Purchase Agreement also includes customary covenants of our company and Bankrate.  We have generally agreed to operate our business in the ordinary course until the closing of the transaction.  Subject to certain exceptions, we have also agreed not to solicit or initiate discussion with third parties regarding other proposals to acquire our company or the assets associated with our lead generation and marketing business, and to certain restrictions on our ability to respond to or accept any such proposals.  In connection with the closing of the transactions contemplated by the Asset Purchase Agreement, we have also agreed to license rights under our patent portfolio to Bankrate on a perpetual, royalty-free, non-exclusive basis.

The Asset Purchase Agreement includes customary termination provisions, including that each of our company and Bankrate may terminate the Asset Purchase Agreement if the other party has materially breached any representation, warranty or covenant contained in the Asset Purchase Agreement and failed to cure such breach, if our stockholders do not approve the transaction, or if the closing has not occurred within six months from the signing.  Bankrate may terminate the Asset Purchase Agreement under certain circumstances, including if our board of directors determines, after complying with all of the requirements set forth in the Asset Purchase Agreement, to change its recommendation that stockholders vote to approve the transaction.  If the Asset Purchase Agreement is terminated under certain circumstances, including by Bankrate due to a change of recommendation by our board of directors or as a result of us failing to perform or comply with our non-solicitation obligations or our obligation to hold a meeting of our stockholders to approve the transaction, we will be required to pay Bankrate a termination fee of $2.5 million.

The foregoing description of the Asset Purchase Agreement is subject to, and qualified in its entirety by, the full text of the Asset Purchase Agreement filed as Exhibit 2.1, which is incorporated herein by reference.

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2011, the Board of Directors of InsWeb Corporation named Hussein A. Enan interim CFO, replacing Mr. Kiran Rasaretnam, who recently passed away. Mr. Enan will continue to serve as the Company’s CEO and Chairman of the Board of Directors.

Item 8.01.             Other Events.

On October 10, 2011, we issued a press release in which we announced that we had entered into the Asset Purchase Agreement. A copy of the press release is attached as an exhibit to this report as Exhibit 99.1 and is incorporated herein by reference.

On October 10, 2011, we also issued a press release in which we described the retention  of our portfolio of e-commerce and online insurance distribution patents, and our current intent to focus on licensing our patent portfolio. A copy of the press release is attached as an exhibit to this report as Exhibit 99.2 and is incorporated herein by reference.

*           *           *

Additional Information and Where to Find It

This report may be deemed to be solicitation material in respect of the proposed transaction discussed above. In connection with the proposed transaction, InsWeb plans to file a proxy statement with the United States Securities and Exchange Commission (the “SEC”) regarding the proposed transaction.  INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the proxy statement, as well as other filings containing information about InsWeb, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and the filings with the SEC that will be incorporated by reference in the proxy statement can also be obtained, free of charge, by directing a request to InsWeb at 10850 Gold Center Dr., Suite 250, Rancho Cordova, CA 95670, Attention: General Counsel. The directors and executive officers of InsWeb and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding InsWeb directors and executive officers is available in its proxy statement filed with the SEC by InsWeb on June 7, 2011. These documents can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Forward-Looking Information Is Subject to Risk and Uncertainty

This report contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which include statements expressing the intent, belief or current expectations of InsWeb that are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond our control.  The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “target,” “goal,” and similar expressions are intended to identify forward-looking statements. Actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with the transaction and InsWeb’s business, which include, but are not limited to: macroeconomic condition and general industry conditions such as the competitive environment; regulatory and litigation matters and risks; risks related to whether stockholders will approve the transaction; the possibility that competing offers for the assets will be made; the risk that a condition to closing of the transaction may not be satisfied; other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, suppliers and other business partners; risks related to InsWeb’s ability to operate its retained business, including realizing the value of its retained assets and satisfying its retained liabilities and obligations; the risk that we are not currently engaged in the patent licensing business, and the assets that comprise the retained business have never generated revenues; and the factors discussed in InsWeb’s annual report on Form 10-K for the year ended December 31, 2010 filed with the SEC.  Unless legally required, InsWeb undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
2.1	Asset Purchase Agreement between Insweb Corporation and Bankrate, Inc., dated as of October 10, 2011*
99.1	Press release regarding Asset Purchase Agreement, dated October 10, 2011
99.2	Press release regarding patent licensing business, dated October 10, 2011

* Pursuant to Item 601(b)(2) of Regulation S-K, the registrant hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or exhibit to the Asset Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INSWEB CORPORATION

Date: October 12, 2011	By:	/s/ L. Eric Loewe
Name: L. Eric Loewe
Title: Senior Vice President, General Counsel and Secretary